Exhibit 4(a)

                     THE EASTERN COMPANY DIRECTORS FEE PROGRAM


         1. Purpose. The purpose of this Program is to promote the interests of The Eastern Company and its shareholders by providing a method whereby the non-employee directors of the Company will become owners of the Company's common stock through the payment of their quarterly retainer fees and meeting fees in shares of Company common stock. The Program will increase the proprietary interest of the non-employee directors in the Company's business and in its continued success and progress, and will encourage qualified individuals to become members of the Board of Directors of the Company.

         2. Definitions. As used herein, the following terms shall have the following meanings:

         (a) Board of Directors shall mean the board of directors of The Eastern Company.

         (b)    Company shall mean The Eastern Company.

         (c) Directors' Fees shall mean the sum of the retainer fees payable by the Company or an affiliate of the Company to a Non-employee Director for his services as a non-employee director of the Company or any affiliate of the Company, plus any additional amounts payable to a Non-employee Director for attendance at a meeting or meetings of the Board of Directors of the Company or the board of directors of any affiliate of the Company.

         (d) Eastern Common Stock shall mean the common stock, no par value, of The Eastern Company.

         (e) Fair Market Value shall mean the reported price at which Eastern Common Stock was last traded on the day on which such value is to be determined (or, if there are no reported trades on such day, the last previous day on which there was a reported trade).

         (f) Non-employee Director shall mean a director of The Eastern Company who is not an employee of the Company or any affiliate of the Company.

         (g)    Program shall mean The Eastern Company Directors Fee Program.

         3. Administration. In order to administer the issuance of shares of Eastern Common Stock to Non-employee Directors pursuant to the Program, the Secretary of the Company shall take all steps necessary or desirable to carry out the provisions of the Program. Subject to the express provisions of the Program, the Secretary of the Company shall issue shares of Eastern Common Stock to Non-Employee Directors at the time or times set forth in, and in accordance with the terms of, the Program. Notwithstanding anything else herein to the contrary, however, the Secretary of the Company shall exercise no discretion regarding the administration of the Program, the time or times when shares of Eastern Common Stock will be issued to the Non-employee Directors, or the price at which such shares of Eastern Common Stock will be issued to the Non-employee Directors.

         4. Eligibility. Each Non-employee Director of the Company shall be eligible to receive shares of Eastern Common Stock in accordance with the terms of the Program.

         5.     Issuance of Shares of Eastern Common Stock.

         (a) As of the last day of each calendar year quarter, the Company shall issue to each Non-employee Director a number of shares of Eastern Common Stock equal to the Directors' Fees payable to the Non-employee Director for services performed from the date of the last previous issuance of shares of Eastern Common Stock under the Program to the last day of the calendar year quarter, divided by the Fair Market Value of Eastern Common Stock as of the last day of the calendar year quarter.

         (b) Notwithstanding the provisions of Section 5(a) of the Program, the Board of Directors (or a committee of two or more non-employee directors of the Company) may, in its sole discretion, elect to issue shares of Eastern Common Stock as of the date of any meeting of the Board of Directors (or any committee meeting of the Board of Directors). In such an event, the Company shall issue to each Non-employee Director a number of shares of Eastern Common Stock equal to the Directors' Fees payable to the Non-employee Director for services performed from the date of the last previous issuance of shares of Eastern Common Stock under the Program to the date of such meeting, divided by the Fair Market Value of Eastern Common Stock as of the date of such meeting.
 For purposes of this Section 5(b), a committee of two or more non-employee directors shall mean a committee which is appointed by the Board of Directors and which consists of two or more directors who satisfy the requirements of Rule 16b-3(b)(3) issued by the Securities and Exchange Commission (the "SEC"), as such rule may hereafter be amended.

         (c) Fractional shares of Eastern Common Stock shall not be issued to a Non-employee Director under the Program. In lieu of the issuance of a fractional share of Eastern Common Stock, such fractional share will be carried over and will be valued on the basis of the Fair Market Value of Eastern Common Stock as of the next succeeding date on which shares of Eastern Common Stock are issuable under the Program. The value of such fractional share, as so determined, will then be added to the Directors' Fees otherwise



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payable on such date, and will be paid in shares of Eastern Common Stock in accordance with the provisions of this Section 5.

         (d) Shares of Eastern Common Stock issued under the Program shall be fully vested and shall not be subject to any restrictions upon their sale, assignment, transfer or other disposition (other than any restrictions on transferability which are imposed by the securities laws of the United States or any state).

         (e) The Company shall issue to each Non-employee Director a certificate or certificates representing the shares of Eastern Common Stock issued under the Program. Upon issuance of such certificate or certificates, the Non-employee Director shall thereupon be deemed to be a shareholder of the Company with respect to all of the shares of Eastern Common Stock represented by such certificate or certificates. The Non-employee Director shall thereafter have, with respect to such shares of Eastern Common Stock, all of the rights of a shareholder of the Company (including the right to vote the shares of Eastern Common Stock and the right to receive any cash or stock dividends on such shares of Eastern Common Stock).

         6.     Securities Law Considerations.

         (a) By accepting the issuance of shares of Eastern Common Stock under the terms of the Program, each Non-employee Director represents to the Company that, by virtue of his position with the Company, such Non-employee Director has access to the kind of financial and other information about the Company as would be contained in a registration statement filed under the Securities Act of 1933, as amended (the "Act").

         (b) The provisions of this Section 6(b) shall apply to all shares of Eastern Common Stock issued under the Program, except to the extent that, in the opinion of counsel for the Company, such provisions are not required by the Act or any applicable law, regulation or rule of any governmental agency.

         In the absence of a registration statement under the Act which is effective at the time of the issuance of shares of Eastern Common Stock under the Program, each Non-employee Director, by accepting such shares, represents and agrees for himself and his successors that all shares of Eastern Common Stock acquired pursuant to the Program shall be acquired for investment purposes only and not with a view to further distribution or for purposes of resale in a manner which would require registration under the Act (or any state securities law). Furthermore, each Non-employee Director agrees that the shares, in the absence of such an effective registration statement, may be marked with a legend reading as follows:



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             "The shares represented by this certificate have not been
registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act."

To the extent required by the securities laws, all shares issued under the Program will be marked with the foregoing legend.

         7. Amendment and Discontinuance. The Board of Directors may amend or discontinue the Program at any time.

         8. Continuance of Service as a Non-employee Director. The Program shall not impose any obligation on the Company to retain any Non-employee Director as a member of the Board of Directors of the Company or as a member of the board of directors of any affiliate of the Company.

         9. Tax Withholding. The Company shall have the power to withhold, or require a Non-employee Director to remit to the Company, an amount sufficient to satisfy any applicable Federal, state or local withholding tax requirements with respect to any shares of Eastern Common Stock issued under the Program. To the extent permitted under applicable tax, securities and other laws, the Company may, in its sole discretion, permit the Non-employee Director to satisfy a tax withholding requirement by directing the Company to so apply shares of Eastern Common Stock issued to the Non-employee Director under the Program.

         10.    Limits of Liability.

         (a) Any liability of the Company to any Non-employee Director with respect to the issuance of shares of Eastern Common Stock under the Program shall be based solely upon the contractual obligations created by the Program.

         (b) Neither the Company nor any member of the Board of Directors of the Company, nor any other person participating in the administration of the Program, shall have any liability to any party for any action taken or not taken, in good faith, under the Program.

         11. Governing Law. The Program shall be construed in accordance with the laws of the State of Connecticut.

         12.    Effective Date.

         (a) The Program shall become effective as of the date of its adoption by the Board of Directors with respect to directors' fees payable on or after October 1, 1996, provided, however, that the Company's shareholders



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approve the Program at a meeting held within twelve months of the date of adoption of the Program by the Board of Directors.

         (b) Prior to the approval of the Program by the shareholders of the Company, any certificate or certificates which represent shares issued under the Program shall be deposited in escrow with the Secretary of the Company, together with a stock power or instrument of transfer appropriately endorsed in blank. In the event that the shareholders of the Company approve the Program within twelve months of the date of adoption of the Program by the Board of Directors, the certificate or certificates shall be delivered to the Non-employee Directors. However, if the shareholders of the Company do not approve the Program within twelve months of the date of adoption of the Program by the Board of Directors, the shares issued under the Program shall be forfeited and the certificate or certificates shall be delivered to the Company for cancellation.

         While the certificate or certificates representing shares of Eastern Common Stock are being held by the Secretary of the Company, the Non-employee Director in whose name the certificate or certificates are registered shall have, with respect to such shares, all of the rights of a shareholder of the Company (including the right to vote the shares of Eastern Common Stock and the right to receive any cash or stock dividends on such shares of Eastern Common Stock). However, in the event the shares are forfeited because the shareholders of the Company do not approve the Program within twelve months of the date of its adoption by the Board of Directors, the Non-employee Directors shall forthwith return to the Company all cash or stock dividends received on such shares.








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